Exhibit 99.1

Intrexon to Present at the 2014 BIO World Congress on Industrial Biotechnology

San Carlos, Calif., May 12, 2014 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced that Robert Walsh, Senior Vice President of Intrexon’s Energy Sector, will present at the BIO World Congress on Industrial Biotechnology in the Natural Gas to Fuels and Chemicals session on Thursday, May 15, at 10:30 a.m. Eastern Daylight Time at the Pennsylvania Convention Center in Philadelphia.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy, Environment, and Consumer Sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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Intrexon Contact:

Marie L. Rossi, Ph.D.
Senior Manager, Technical Communications
Tel: +1 301-556-9944
PublicRelations@Intrexon.com